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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 15, 2001

TriQuint Semiconductor, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-26660 (Commission File Number)	95-3654013 (IRS Employer Identification No.)
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (503) 615-9000
Not applicable (Former name or former address, if changed since last report)

ITEM 5.  Other Events

    On May 15, 2001, TriQuint Semiconductor, Inc. ("TriQuint") and Sawtek, Inc. ("Sawtek") signed a definitive merger agreement pursuant to which TriQuint intends to acquire the outstanding capital stock and rights to acquire capital stock of Sawtek (the "Merger").

    A copy of each of the press release issued by the parties is attached hereto as Exhibit 99.1 and the slides to be used in connection with presentations regarding the Merger are attached hereto as Exhibit 99.2. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press release dated May 15, 2001.
99.2	Road show slides to be used in connection with the Merger.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.
Dated: May 15, 2001	By:	/s/ Edson H. Whitehurst, Jr.
Edson H. Whitehurst, Jr. Chief Financial Officer, Treasurer and Secretary

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SIGNATURES